Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Peter Charles
Thorium Power, Ltd.
Tel: (571) 730-1213

Email: pcharles@thoriumpower.com

Thorium Power Reports First Quarter 2009 Financial Results
 and Provides Business Update

McLEAN, VA — May 12, 2009 — Thorium Power, Ltd. (OTCBB: THPW), the leading developer of non-proliferative nuclear fuel technology and provider of comprehensive advisory services for civil nuclear energy programs, today announced financial results for the first quarter ended March 31, 2009.

Revenue for the three months ended March 31, 2009 was $2.9 million compared to $3.8 million for the first quarter of 2008.  Revenues for the three months ended March 31, 2009 and March 31, 2008 were generated by the Company’s consulting and strategic advisory services business segment.  The variation in revenue reflects the uneven nature of consulting projects and the timing of revenues recognized on the respective projects.  Operating loss for the three months ended March 31, 2009 was $1.5 million compared to an operating loss of $846,389 for the same period in 2008.  Operating loss for the first quarter included approximately $1.3 million of non-cash items versus $1.4 in the comparable period last year.  Net loss for the three months ended March 31, 2009 was $1.5 million compared to a loss of $787,935 in the first quarter of 2008.  Excluding the impact of non-cash items, adjusted net loss for the three months ended March 31, 2009 would have been $243,486 compared to adjusted net income of $578,879 for the same period in 2008 (see “About Non-GAAP Financial Measures” near the end of this release).

As of March 31, 2009, the company had approximately $4.4 million of cash and cash equivalents and $6.6 million of working capital.

Seth Grae, Chief Executive Officer, commented: “We are pleased with the continued progress of our fuel technology development and our consulting and strategic advisory services.  On the technology front, we continue to make strides in our fuel research and development program. We have now entered the fuel qualification/pre-commercialization phase and the post-irradiation testing currently being conducted will provide additional verification of the safety, efficiency and proliferation resistance of our proprietary fuel designs. Completion of this test phase will be a significant step forward toward commercial reactor demonstrations and the subsequent regulatory licensing of our fuel designs for pressurized water reactors.

Regarding our consulting and strategic advisory services, we are pleased with the continued confidence that the United Arab Emirates (UAE) has placed in Thorium Power, as well as the positive reception that the program is generating across the region and the globe.”

Mr. Grae concluded: “We are confident that nuclear power will play a major role in global power generation and that our vision of delivering safe, transparent, and commercially viable non-proliferative civil nuclear power to the market will be realized.”

About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures for earnings that exclude non-cash items. Net income excluding non-cash items is not a measure of performance calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company believes the presentation of net income excluding non-cash expense is relevant and useful by enhancing the readers’ ability to understand the Company’s operating performance. The Company’s management utilizes net income excluding non-cash expense as a means to measure operating performance. The table below reconciles adjusted net income excluding non-cash expense, a non-GAAP measure, to GAAP net income (loss) for the three months ended March 31, 2009 and March 31, 2008.

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2009	2008
GAAP Net loss	$(1,522,461)	$(787,935)
Adjustments:
Expense - non-cash employee compensation	1,272,971	1,363,803
Expense - depreciation	6,004	3,011
Adjusted Net Income (Loss)	$(243,486)	$578,879

About Thorium Power, Ltd.

Thorium Power is a pioneering U.S. nuclear energy company based in McLean, VA. The Company develops non-proliferative nuclear fuel technology and provides comprehensive advisory services for emerging nuclear programs based on a philosophy of transparency, non-proliferation, safety and operational excellence. Thorium Power’s technologies, which are aimed at both existing and future reactors, include nuclear fuel designs optimized to address key concerns regarding traditional nuclear power, including proliferation of weapons usable nuclear materials and reduction of nuclear waste. The Company maintains a seasoned team with unparalleled experience from the nuclear energy industry, regulatory and government affairs, non-proliferation and diplomacy. It leverages those broad and integrated capabilities by offering consulting and strategic advisory services to commercial entities and governments with a need to establish or expand nuclear industry capabilities and infrastructure. Thorium Power also maintains long-standing relationships with leading Russian nuclear entities, providing expert resources and facilities for its nuclear fuel development activities. The Company seeks and forms partnerships with participants in the global nuclear industry, allowing it to address a wide range of international opportunities.

DISCLAIMER

This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements. These forward-looking statements may include the description of our plans and objectives for future operations, assumptions underlying such plans and objectives, and other statements identified by forward-looking terminology such as "may," "expects," "believes," "anticipates," "intends," "expects," "projects" or similar terms, variations of such terms or the negative of such terms. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. Such information is based upon various assumptions made by, and expectations of, our management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to significant economic and competitive uncertainties and contingencies beyond our control and upon assumptions with respect to the future business decisions which are subject to change. Accordingly, there can be no assurance that actual results will meet expectations and actual results may vary (perhaps materially) from certain of the results anticipated herein.   Reference is made to the risk factors contained in our latest annual report as filed with the Securities and Exchange Commission. These factors may cause actual results to vary from the forward-looking statements contained in this release.

Further information is available on Thorium Power, Ltd.'s website at http://www.thoriumpower.com.

(tables follow)

Thorium Power Ltd.
Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2009	2008
	(Unaudited)
ASSETS

Current Assets
Cash and cash equivalents	$4,375,361	$5,580,244
Restricted cash	650,000	650,000
Accounts receivable - project revenue and reimbursable project costs	4,319,212	5,357,804
Prepaid expenses & other current assets	797,097	394,315
Total Current Assets	10,141,670	11,982,363

Property Plant and Equipment –net	102,117	108,121

Other Assets
Patent costs – net	234,277	217,875
Security deposits	122,825	138,418
Total Other Assets	357,102	356,293

Total Assets	$10,600,889	$12,446,777

LIABILITIES AND STOCKHOLDERS EQUITY

Current Liabilities
Accounts payable and accrued liabilities	$3,542,581	$5,138,979

Total Liabilities	3,542,581	5,138,979

Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.001 par value, 50,000,000 authorized shares, no shares issued and outstanding	-	-
Common stock, $0.001par value, 500,000,000 authorized, 301,841,722 shares issued and outstanding at March 31, 2009 and 301,493,084 issued and outstanding at December 31, 2008	301,842	301,493
Additional paid in capital - stock and stock equivalents	49,902,488	48,607,451
Deficit	(43,012,435)	(41,489,974)
Common stock reserved for issuance, 152,174 shares and 484,055 shares at March 31, 2009 and December 31, 2008, respectively	35,000	114,787
Deferred stock compensation	(168,587)	(225,959)
Total Stockholders' Equity	7,058,308	7,307,798

Total Liabilities and Stockholders' Equity	$10,600,889	$12,446,777

Thorium Power Ltd.
 Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
Revenue:

Consulting Revenue	$2,944,053	$3,815,125

Cost of Consulting Services Provided	1,748,518	1,648,004

Gross Margin	1,195,535	2,167,121

Operating Expenses
General and administrative	1,037,495	1,260,186
Research and development expenses	453,805	389,521
Stock-based compensation	1,225,186	1,363,803
Total Operating Expenses	2,716,486	3,013,510

Operating Loss	(1,520,951)	(846,389)

Other Income and (Expenses)
Interest income	3,028	89,282
Other income and expenses	(4,538)	0
Total Other Income and Expenses	(1,510)	89,282

Net Loss before Income Taxes	(1,522,461)	(757,107)

Income taxes	0	30,828

Net Loss	(1,522,461)	(787,935)

Other Comprehensive Income (Loss)
Unrealized loss on marketable securities	0	(131,723)

Total Comprehensive Loss	$(1,522,461)	$(919,658)

Net Loss Per Common Share, Basic and diluted	$(0.01)	$(0.00)
Weighted Average Number of Shares Outstanding For The Period Used To Compute Per Share Data	301,667,403	299,064,014

Thorium Power Ltd.
 Consolidated Statements of Cash Flows

(Unaudited)

	Three months ended
	March 31,
	2009	2008
Operating Activities:
Net Loss	$(1,522,461)	$(787,935)
Adjustments to reconcile net loss from operations to net cash used in operating activities:
Stock based compensation	1,272,971	1,363,803
Depreciation and amortization	6,004	3,011
Loss on marketable securities - available for sale	0	(131,723)
Changes in non-cash operating working capital items:
Accounts receivable - fees and reimbursable project costs	1,038,592	0
Prepaid expenses and other current assets	(387,189)	(28,123)
Accounts payable, accrued liabilities and other current liabilities	(1,596,398)	(190,541)
Deferred revenue	0	(3,793,125)
Deferred project costs – net	0	319,902
Net Cash Used In Operating Activities	(1,188,481)	(3,244,731)

Investing Activities:
Patent costs	(16,402)	0
Net Cash Used In Investing Activities	(16,402)	0

Financing Activities: Proceeds from issue of common shares	0	49,975
Payments on notes payable and other	0	(10,433)
Net Cash Used In Financing Activities	0	39,542

Net Decrease In Cash and Cash Equivalents	(1,204,883)	(3,205,189)

Cash and Cash Equivalents, Beginning of Period	5,580,244	7,910,766

Cash and Cash Equivalents, End of Period	$4,375,361	$4,705,577

Supplemental Disclosure of Cash Flow Information
Cash paid during the year:
Interest paid	$0	$183
Income taxes paid	$266,000	$30,828

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